                                                                    EXHIBIT 7.02



                               CONSENT AGREEMENT
                               -----------------


        THIS CONSENT AGREEMENT ("Agreement") is executed as of June 7, 1996, but is dated and effective as of the 10th day of April, 1996, by and among Better Communications, Inc. ("General Partner"), Barry Baker ("Baker"), Larry D. Marcus ("Marcus"), Marcus Investments, L.P., Boston Ventures Limited Partnership IV ("BVIV"), Boston Ventures Limited Partnership IVA ("BVIVA") (BVIV and BVIVA referred to collectively as "BV"), BancBoston Capital, Inc. ("BBC"), BancBoston Investments Inc. ("BBI") (BBC and BBI referred to collectively as "BancBoston") and Pyramid Ventures, Inc. ("Pyramid").


                                   RECITALS:
                                   --------

        A. Pursuant to the terms of the Amended and Restated Asset Purchase Agreement (the "Purchase Agreement"), dated as of April 10, 1996 and amended and restated as of May 31, 1996, by and between River City Broadcasting, L.P., a Delaware limited partnership (the "Partnership") and Sinclair Broadcast Group, Inc., a Maryland corporation ("SBG"), the Partnership acquired on May 31, 1996 (the "Closing Date") shares of Exchangeable Preferred Stock (as defined in the Purchase Agreement) which is exchangeable, upon certain conditions, into shares of Convertible Preferred Stock of SBG.

        B. The parties hereto desire to set forth their agreement generally regarding the disposition of shares of Convertible Preferred Stock.

        E. Capitalized terms used herein which are not otherwise defined shall have the meaning set forth in the Second Amended and Restated Agreement of Limited Partnership of River City Broadcasting, L.P. dated as of September 3, 1993, as amended (the "Partnership Agreement").

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the

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   receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The parties hereto agree that the Partnership shall hold and not distribute to the Partners the Exchangeable Preferred Stock; provided that if the Exchangeable Preferred Stock (as defined in the Purchase Agreement) has not been exchanged for the Convertible Preferred Stock (as defined in the Purchase Agreement) within 24 months after Closing, the General Partner may distribute the Exchangeable Preferred Stock to the Partners in accordance with the terms of the Partnership Agreement, as amended by the Fourth Amendment, subject to compliance with applicable securities laws (including without limitation, requiring Partners to deliver to Sinclair Broadcast Group, Inc. such representation letters and stockholders questionnaires as it may reasonably request) and subject to the provisions of Exhibit A hereto.

        2. The parties hereto agree that following receipt of the Convertible Preferred Stock, the Partnership shall distribute such stock to the Partners in accordance with the terms of the Partnership Agreement, as amended by the Fourth Amendment, subject to compliance with applicable securities laws (including without limitation, requiring Partners to deliver to Sinclair Broadcast Group, Inc. such representation letters and stockholders questionnaires as it may reasonably request) and subject to the provisions of Exhibit A hereto.

        3. Each of the parties hereto agree that dispositions of the stock in Sinclair Broadcast Group, Inc. (whether Exchangeable, Preferred, Convertible Preferred Stock or Common Stock) and exercise of registration rights in connection therewith shall be governed by the provisions of Exhibit A hereto.

        4.   Assignments.  This Agreement shall not be assigned by any party
             -----------
   hereto without the prior written consent of the other parties; provided that without the consent of the other parties, this Agreement may be assigned to
   (i) any Person controlling, controlled by, or under common control with the assigning party; and (ii) the estate or executors, conservators, legatees or heirs of a party hereto.

        5.     Further Assurances.  Subject to the terms and conditions of this
               ------------------
   Agreement, from time to time after the date hereof, each party hereto will use commercially reasonable efforts to take, or cause to be taken, all such actions and to do or cause to be done, all things, necessary, proper or advisable

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   under applicable laws and regulations to consummate and make effective the matters contemplated hereby, including executing and delivering such documents as the other party being advised by counsel shall reasonably request in connection with this Agreement.

        6.     Notices.  All notices, demands and other communications which may
               -------
   or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, or by facsimile transmission, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, when dispatched by facsimile transmission, five (5) days after deposited in the mail, first class postage prepaid as set forth on Exhibit B hereto.

        7.     Captions.  The captions of this Agreement are for convenience
               --------
   only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

        8.     Law Governing.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED,
               -------------
   AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS.

        9.     Counterparts.  This Agreement may be executed in two (2) or more
               ------------
   counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year written above.

                            BETTER COMMUNICATIONS, INC.



                                 By:   /S/ BARRY BAKER
                                       -------------------
                                       Name:  Barry Baker
                                       Title:  President



                            /S/ BARRY BAKER
                            ----------------------------------------
                            BARRY BAKER



                            /S/ LARRY D. MARCUS
                            ----------------------------------------
                            LARRY D. MARCUS



                            MARCUS INVESTMENTS, L.P.



                                 By:   /S/ LARRY D. MARCUS
                                       ------------------------------
                                       Larry D. Marcus, General
                                       Partner


                            BOSTON VENTURES LIMITED PARTNERSHIP IV

                            By:  Boston Ventures Company Limited
                                 Partnership IV, General Partner


                                 By:   /S/ ROY F. COPPEDGE III
                                       ------------------------------
                                       Name:  Roy F. Coppedge III
                                       Title:  General Partner

                                BOSTON VENTURES LIMITED PARTNERSHIP IV-A

                                By:  Boston Ventures Company Limited
                                     Partnership IV, General Partner


                                By:   /S/ ROY F. COPPEDGE III
                                      ------------------------------
                                      Name:  Roy F. Coppedge III
                                      Title:  General Partner



                                BANCBOSTON CAPITAL, INC.



                                By:   /S/ SANFORD ANSTEY
                                      ------------------------------
                                      Name:  Sanford Antsey
                                      Title:  Managing Director



                                BANCBOSTON INVESTMENTS, INC.



                                By:   /S/ SANFORD ANSTEY
                                      ------------------------------
                                      Name:  Sanford Antsey
                                      Title:  Managing Director



                                PYRAMID VENTURES, INC.



                                By:   /S/ JOSEPH T. WOOD
                                      ------------------------------
                                      Name:  Joseph T. Wood
                                      Title:  President

                                   EXHIBIT A



                      Limitations on Disposition of Stock
                      -----------------------------------

        1. (a) For two years after the closing under the Asset Purchase Agreement, unless the General Partner and BV otherwise agree to a shorter period then, subject to the provisions of Paragraph 1(b) below, the Partnership will hold (i) all Exchangeable Preferred Stock and (ii) all Convertible Preferred Stock attributable to the interests in the Partnership held by the parties to the Consent Agreement, and the General Partner, with BV approval, will make all decisions regarding (1) conversion of the Convertible Preferred Stock; (2) registration pursuant to the Registration Rights Agreement and/or disposition of the Exchangeable Preferred Stock, Convertible Preferred Stock and any underlying common stock and any common stock held by Barry Baker from time to time; and (3) any exercise of voting, put or other rights under or relating to the Exchangeable Preferred Stock or the Convertible Preferred Stock. The Convertible Preferred Stock for partners other than the parties to the Consent Agreement may be distributed to such partners in accordance with their interests in the Partnership in accordance with the provisions of the Partnership Agreement, as determined by the General Partner with the consent of BV.

             (b) During the two year period referred to in clause (a) above, if a party to the Consent Agreement requests a distribution of such party's share of Convertible Preferred Stock in connection with a proposed sale of such stock by such party to be consummated within 10 days following receipt of stock certificates by such party evidencing the common stock into which such Convertible Preferred Stock has been converted, which conversion shall have been promptly requested by such party, the General Partner and BV shall consider such request and shall grant such request unless the General Partner and BV, acting in good faith, determine that such sale (taking into account participation by other parties to the Consent Agreement in such distribution and subsequent sale) would have a material detrimental impact upon the price of the Class A common stock of Sinclair Broadcast Group, Inc.; provided that if subsequent conversion and sale of the stock do not take place within such 10 day period, the stock shall be returned to the Partnership and shall again be subject to the provisions hereof. If such request is granted or deemed granted pursuant to paragraph 7, the

   Partnership will give the other parties to the Consent Agreement an opportunity to participate in such distribution subject to the same conditions as provided in the preceding sentence.

             (c) The General Partner and BV shall use reasonable business efforts to effect a distribution to the parties to the Consent Agreement prior to the expiration of the two year period referred to in clause (a) above, so long as: (i) the General Partner and BV shall not in good faith determine that it could have a material adverse effect upon any of the parties; (ii) the parties to the Consent Agreement execute documentation satisfactory to the General Partner and BV that provides to the parties to the Consent Agreement in effect substantially identical rights as provided for herein and without imposing any additional material obligations, restrictions or material adverse effect on any party hereto, including pursuant to any applicable securities laws; (iii) compliance with the letter agreement referred to in Paragraph 8 below; and (iv) compliance with all applicable securities and other laws (including, without limitation, the Hart-Scott-Rodino Act).

        2. At the end of two years after the closing under the Asset Purchase Agreement, the Exchangeable Preferred Stock, the Convertible Preferred Stock and any other stock of Sinclair Broadcast Group, Inc. held by the Partnership shall be distributed (i) to the partners of the Partnership in the case of the Exchangeable Preferred Stock; (ii) to the parties to the Consent Agreement in the case of the Convertible Preferred Stock; and (iii) to the appropriate parties based on ownership interests in the case of any other stock of Sinclair Broadcast Group, Inc. held by the Partnership at any time, subject to compliance with applicable securities and other laws, including provision of representation letters and stockholder questionnaires to Sinclair Broadcast Group, Inc., as it may reasonably request.

        3. In addition to sales pursuant to Paragraph 1(b) above, for a period of three months after the second anniversary of the closing under the Asset Purchase Agreement, holders of such stock may sell in a public sale or sales (including a sale pursuant to Rule 144 under the Securities Act of 1933 but excluding Rule 144A transactions of the type described in Paragraph 5 below) an amount for such holder, during the three month period, that shall not exceed, for all such sales by such holder during such period, 50,000 shares or such greater number of shares as the General Partner and BV shall approve.

        4. In addition to the rights under Paragraph 3 above, upon receipt of the stock from the Partnership, holders of more than

   1,000,000 of the shares of common stock at the time of exercise, subject to the terms of the Registration Rights Agreement, exercise a right to cause an underwritten public offering of shares; provided that all other holders of stock received from the Partnership shall have the right to piggyback on such demand and all holders of shares (including the party initiating the offering) shall have the right to sell shares on a proportionate basis based on the number of shares of stock held by each participating party to the total shares of all such participating parties

        5. Any private sale of stock or sale of stock to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) in a transaction not reported by NASDAQ shall be conditioned upon the transferee becoming a party to this Consent Agreement and to be bound by the terms of the Consent Agreement, pursuant to documentation reasonably approved by the General Partner. Any such sale shall not be subject to the provisions of Paragraph 1(b) above.

        6. Without changing their respective ownership interests in the Partnership, if requested by BBI and BBC, the Partnership shall distribute to such parties cash and securities to which such parties are entitled in such proportion as designated in writing by such parties to the Partnership.

        7. Without imposing any obligation upon the Partnership to distribute any Convertible Preferred Stock held by the Partnership if the General Partner and BV do not consent to such distribution by the Partnership, if a party to the Consent Agreement requests in writing a distribution of such party's share of the Convertible Preferred Stock, unless the General Partner or BV affirmatively notifies such requesting party that it will not consent to such distribution within 10 days of receipt of such written request, the Partnership shall distribute such requesting party's share of the Convertible Preferred Stock to such party.

        8. Any distribution of stock hereunder shall be subject to compliance with the Letter Agreement with Sinclair Broadcast Group, Inc. relating to Sinclair's right to make a first offer with respect to the Exchangeable Preferred Stock or Convertible Preferred Stock.

        9. All references in this Exhibit A to Exchangeable Preferred Stock or Convertible Preferred Stock shall be deemed to include stock issued upon exchange or conversion thereof unless the context otherwise requires. The provisions of this Exhibit A shall also apply to shares of common stock held by Barry Baker from time to time.

             10. The parties agree to notify one another promptly with respect to any matter which could reasonably be expected to give rise to a filing or other requirement by such other parties under applicable federal or state securities laws.

                                   EXHIBIT B

                                    NOTICES

   Better Communications, Inc.
   1215 Cole Street
   St. Louis, Missouri 63106
   Telephone:     (314) 259-5700
   Telecopy:      (314) 259-5709

   Mr. Barry Baker
   1215 Cole Street
   St. Louis, Missouri 63106
   Telephone:     (314) 259-5700
   Telecopy:      (314) 259-5709

   Mr. Larry Marcus
   1215 Cole Street
   St. Louis, Missouri 63106
   Telephone:     (314) 259-5700
   Telecopy:      (314) 259-5709

   Boston Ventures IV-A Investment Corporation
   21 Custom House Street
   Boston, MA 02110
   Telephone:     (617) 737-3700
   Telecopy:      (617) 737-3709

   Boston Ventures IV-A Investment Corporation
   21 Custom House Street
   Boston, MA 02110
   Telephone:     (617) 737-3700
   Telecopy:      (617) 737-3709

   BancBoston Capital Inc.
   100 Federal Street
   Boston, MA 02110
   Telephone:     (617) 434-2200
   Telecopy:      (617) 434-1153

   BancBoston Investments, Inc.
   100 Federal Street
   Boston, MA 02110
   Telephone:     (617) 434-2200
   Telecopy:      (617) 434-1153

   Pyramid Ventures, Inc.
   130 Liberty Street

   31st Floor
   New York, New York  10006
   Telephone:     (212) 250-9560
   Telecopy:      (212) 250-7651